SIXTH AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         This Sixth Amendment, dated as of December 31, 1997, is to that certain Employment Agreement made and entered into as of June 1, 1992, (as heretofore amended, the "Employment Agreement") by and between SPICE ENTERTAINMENT COMPANIES, INC. (f/k/a GRAFF PAY-PER-VIEW INC.), a Delaware corporation (the "Company") and J. ROGER FAHERTY (the "Executive").

                                  Introduction

         The parties entered into the Employment Agreement on June 1, 1992, a First Amendment thereto as of February 22, 1993, a Second Amendment thereto as of June 15, 1993 and a Third Amendment thereto as of March 23, 1995 ("Third Amendment"), a Fourth Amendment thereto as of January 1, 1996 ("Fourth Amendment") and a Fifth Amendment thereto as of April 1, 1997 ("Fifth Amendment") and now desire to further amend certain provisions of the Employment Agreement, setting forth herein the revised terms and conditions of the Executive's continued employment by the Company and its subsidiaries from and after the date of this Agreement.

         The Fourth Amendment provided for, among other things, the addition of a loan provision to the Employment Agreement. The Fourth Amendment also provided that any loan thereunder would have a maturity date of December 31, 1996. Pursuant to a letter from the Chairman of the Company's Compensation Committee dated December 31, 1996 (the "Extension Letter"), the Company extended the maturity date of the loan to December 31, 1997. The parties wish to further amend the loan provision and adjust Executive's salary for 1998.

         Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

         1. Definitions. All defined terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Employment Agreement.

         2. Adjustment in Base Salary. Section 3(a) of the employment Agreement shall be amended to reflect that Executive's Base Salary shall be $367,500 for the year ending December 31, 1998 and shall thereafter be adjusted as otherwise provided for in Section 3(a), as amended by the Fourth Amendment.

         3. Loans. Section 3(e) of the Employment Agreement as heretofore amended, is hereby amended in its entirety to read as follows:

                  "3(e) Loans. As at December 31, 1997 the Company had loaned Executive, including accrued interest, an aggregate of $282,277.72. Executive and Company agree that the principal amount of the loan shall not be increased other than as a result of interest which Executive may elect to accrue and add to the outstanding principal balance. Commencing January 1, 1998, the loan shall bear interest at the prime rate announced by Chase Manhattan Bank, N.A., from time to time, as its prime lending rate, plus one percent."


         4.       Miscellaneous.

                  (a) Integration: Modification. The Employment Agreement, as amended by this Amendment and the previous amendments, constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

                  (b) Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officer on the date first written above.

                                       SPICE ENTERTAINMENT COMPANIES, INC.



                                       By: /s/ Daniel J. Barsky
                                       ------------------------------------
                                       Name:  Daniel J. Barsky
                                       Title: Senior Vice President &
                                              General Counsel


                                       EXECUTIVE


                                       /s/ J. Roger Faherty
                                       ------------------------------------
                                       J. Roger Faherty